UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2015

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On November 9, 2015, T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), with the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

The Term Loan Credit Agreement provides for a seven-year secured term loan facility pursuant to which T-Mobile USA incurred $2.0 billion of initial term loans (the “Term Loans”).

T-Mobile USA’s obligations under the Term Loan Credit Agreement are guaranteed by the Company, T-Mobile USA’s wholly-owned domestic restricted subsidiaries (subject to certain exceptions), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of the Company that directly or indirectly owns any equity interests of T-Mobile USA. In addition, T-Mobile USA’s obligations under the Term Loan Credit Agreement and the guarantee obligations of the guarantors are secured by a first priority lien on substantially all of T-Mobile USA’s assets and the assets of T-Mobile USA’s subsidiaries that are guarantors, subject to certain exceptions as set forth in the Term Loan Credit Agreement and related documentation. In addition, T-Mobile USA’s obligations under the Term Loan Credit Agreement and the guarantee obligations of the guarantors are supported by a first priority pledge of the equity interests held by T-Mobile USA and its subsidiary guarantors in any other subsidiary guarantor and (subject to certain exceptions as set forth in the Term Loan Credit Agreement and related documentation, including for immaterial subsidiaries, unrestricted subsidiaries and certain designated subsidiaries) in their respective subsidiaries, certain intercompany obligations and to the extent permissible under applicable law, rights under or relating to any FCC licenses, and by a first priority pledge by the Company of all of the equity interests it owns in T-Mobile USA, in each case subject to certain exceptions as set forth in the Term Loan Credit Agreement and related documentation.

The rates of interest on amounts borrowed under the Term Loan Credit Agreement are based on, at T-Mobile USA’s option, either the USD London Interbank Offered Rate (LIBOR), or an alternate base rate, in each case, plus an applicable margin rate. LIBOR shall be deemed at all times to be no less than 0.75% per annum. The alternate base rate is the highest of (i) the prime rate of the administrative agent, (ii) the federal funds effective rate plus 0.50% and (iii) the one-month adjusted LIBOR plus 1.00%. The margin rate is equal to 2.75% with respect to LIBOR Term Loan borrowings or 1.75% with respect to alternate base rate Term Loan borrowings.

T-Mobile USA is required to make scheduled quarterly principal payments equal to 0.25% of the principal amount of the Term Loans, with the balance of the principal due on the final maturity date. The Term Loan Credit Agreement requires T-Mobile USA to prepay outstanding Term Loans, subject to certain exceptions, with: (i) a variable percentage of excess cash flow, ranging from 50% to 0% depending on T-Mobile USA’s first lien net debt to cash flow ratio from time to time, (ii) 100% of the net cash proceeds of certain asset sales by T-Mobile USA or any of its restricted subsidiaries; and (iii) 100% of T-Mobile USA’s and its restricted subsidiaries’ net cash proceeds from issuances, offerings or placements of debt obligations not permitted under the Term Loan Credit Agreement, in each case subject to certain exceptions set forth in the Term Loan Credit Agreement and related documentation. T-Mobile USA may voluntarily prepay outstanding Term Loans at any time subject to customary “breakage” costs with respect to LIBOR loans and subject to a prepayment premium of 1.00% in connection with certain customary repricing events that may occur within six months after the date of the initial borrowing of the Term Loans under the Term Loan Credit Agreement.

The Term Loan Credit Agreement contains certain limitations on T-Mobile USA and its restricted subsidiaries with respect to dividends and other distributions, restrictions on subsidiary distributions to T-Mobile USA and its restricted subsidiaries, indebtedness and guarantees, sales of certain assets, affiliate transactions, liens, lines of business, acquisitions, consolidations and mergers, and changes in fiscal year. These limitations are substantially similar, subject to certain additional carveouts, to the limitations in the indentures governing T-Mobile USA’s outstanding senior notes, except that these limitations will continue to apply even in the event that the notes are assigned an investment grade rating by at least two of Standard & Poor’s, Moody’s and Fitch and no default has occurred and is continuing.

The Term Loan Credit Agreement provides that T-Mobile USA has the right at any time to request incremental term loans up to the greater of (i) the sum of (a) $7.0 billion plus (b) the amount of all voluntary prepayments or repurchases of the term loans (including the initial Term Loans) incurred under the Term Loan Credit Agreement prior to the date of any such incurrence (in each case except for prepayments in connection with a refinancing of such loans), and (ii) such other amount so long as such amount at such time could be incurred without causing T-Mobile USA’s pro forma first lien net debt to cash flow ratio to exceed 2.0 to 1. The lenders are not under any obligation to provide any such incremental commitments or loans.

The Term Loan Credit Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, material judgments and a change of control coupled with a ratings downgrade. If an event of default occurs and is not cured within any applicable grace period or is not waived, the administrative agent and the lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder.

The foregoing description is not complete and is qualified in its entirety by reference to the full and complete terms of the Term Loan Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under Item 1.01 of this report regarding the Term Loan Credit Agreement is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

(d) Exhibits:

Exhibit	Description

10.1	Term Loan Credit Agreement, dated as of November 9, 2015, among T-Mobile USA, Inc., the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

November 12, 2015	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer